Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vaccitech plc

Oxford, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-255664) of Vaccitech plc of our report dated March 25, 2022, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO LLP

BDO LLP
London, United Kingdom

March 25, 2022